EXHIBIT 10.55

CAPITAL TEMPFUNDS
a division of CAPITAL FACTORS LLC,
One Brixam Green, 15800 John J. Delaney Drive, Suite 300,
Charlotte, North Carolina 28277

November 3, 2005

Michael A. Maltzman, CFO
Stratus Services Group, Inc.
500 Craig Road
Suite 201
Manalapan, New Jersey 07726

Re: AMENDED AND RESTATED FORBEARANCE AGREEMENT (the “Forbearance Agreement”), dated as of August 11, 2005, as amended as of August 25, 2005, September 1, 2005, September 8, 2005, September 15, 2005, September 29, 2005, October 6, 2005, October 12, 2005 and October 19, 2005 by and between CAPITAL TEMPFUNDS, a division of CAPITAL FACTORS LLC, (“Capital”), and STRATUS SERVICES GROUP, INC. (“Borrower”)

Dear Mr. Maltzman:

It is mutually agreed between the parties hereto that the Forbearance Agreement be further amended as follows (all capitalized terms not defined herein shall have the meaning given such term in the Forbearance Agreement):

(a)	Clause (a) of the first sentence Section 3 of the Forbearance Agreement, is hereby further amended to replace “November 4, 2005” with “November18, 2005”;

(b)	Section 7 of Forbearance Agreement shall be amended by adding new subsections “g” and “h” thereto as follows;

“(g) No later than November 11, 2005, Borrower and ALS, LLC or its affiliated company, Advantage Services Group (collectively, “Advantage”) shall have entered into a binding agreement, approved in all respects by Capital, for the sale by Borrower of all of the assets described in the first “bullet point” contained in that certain Term Sheet dated November 1, 2005 between Borrower and Advantage; and

(h) No later than November 18, 2005, there shall be invested in Borrower no less than $1,000,000 in the form of a) equity, b)subordinated indebtedness (pursuant to terms acceptable to Capital); c) a junior participation with Capital in loans made and to be made to Borrower; or d) a complete subordination by Advantage of Borrower’s indebtedness to Advantage in that amount.”

(c) For the period commencing on the date hereof through November 11, 2005, Capital shall retain an additional reserve of $100,000.

(d) In consideration of the additional forbearance referred to herein, Borrower hereby authorizes Capital to charge Borrower’s loan account with an additional Forbearance Fee of $50,000 upon the execution of this letter agreement.

The Borrower hereby represents and warrants to Capital that, after giving effect to this letter agreement, no Default or Event of Default other than the Designated Defaults has occurred and is continuing. Borrower hereby acknowledges and agrees that a breach of the representation and warranty set forth herein shall constitute a Forbearance Default under the Forbearance Agreement and an Event of Default under the Loan Agreement. This letter agreement shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Loan Agreement, the Forbearance Agreement or any other Loan Document or to be a waiver of any Forbearance Default under the Forbearance Agreement or Default or Event of Default under the Loan Agreement or any other Loan Document whether arising before or after the date hereof (except for the specific amendment referenced above in this letter agreement), and this letter agreement shall not preclude the future exercise of any right, remedy, power or privilege available to Capital whether under the Forbearance Agreement, the Loan Agreement, the other Loan Documents or otherwise. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Forbearance Agreement.

This letter agreement shall be deemed to be a Loan Document for all purposes. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

If the above provisions are satisfactory to you, please execute this letter agreement as set forth below and return it to Capital.

                Capital TempFunds, a division of Capital Factors, LLC

                By: /s/ James Rothman

                Its: President

Acknowledged and Agreed:
Stratus Services Group, Inc.

By: /s/ Michael A. Maltzman

Its: Executive V.P. & CFO

/s/ Joseph J. Raymond
Joseph J. Raymond, Individually